Exhibit 99.1
Kraft Foods Group, Inc.
Net Revenues, Operating Income and Restructuring Program Costs1 by Segment
(in millions of dollars) (Unaudited)

	2013 Quarters		2012 Quarters				2012	2011 Quarters				2011
	First	Second	First	Second	Third	Fourth	Full Year	First	Second	Third	Fourth	Full Year
Net revenues:
Beverages	$712	$747	$700	$773	$679	$566	$2,718	$817	$775	$676	$722	$2,990
Cheese	987	937	924	895	914	1,096	3,829	869	870	897	1,152	3,788
Refrigerated Meals	817	893	803	898	884	695	3,280	788	877	859	789	3,313
Meals & Desserts	540	545	520	571	585	635	2,311	488	544	529	710	2,271
Enhancers & Snack Nuts	532	592	552	641	536	491	2,220	515	651	540	553	2,259
Canada	482	540	460	506	497	547	2,010	460	504	454	549	1,967
Other Businesses	443	462	466	482	493	462	1,903	450	500	499	539	1,988
Net revenues	$4,513	$4,716	$4,425	$4,766	$4,588	$4,492	$18,271	$4,387	$4,721	$4,454	$5,014	$18,576

	2013 Quarters		2012 Quarters				2012	2011 Quarters				2011
	First	Second	First	Second	Third	Fourth	Full Year	First	Second	Third	Fourth	Full Year
Operating income:
Beverages	$125	$126	$98	$135	$76	$(49)	$260	$161	$138	$103	$48	$450
Cheese	172	150	167	157	159	135	618	134	143	146	206	629
Refrigerated Meals	97	104	93	131	114	41	379	105	99	107	8	319
Meals & Desserts	170	161	169	197	171	175	712	158	189	169	206	722
Enhancers & Snack Nuts	158	143	170	212	129	81	592	135	201	149	109	594
Canada	77	112	67	77	79	78	301	65	96	80	61	302
Other Businesses	47	56	34	49	50	47	180	36	47	50	49	182
Unrealized gains / (losses) on hedging activities	(5)	2	1	5	52	(45)	13	(3)	(28)	(20)	(13)	(64)
Certain postemployment benefit plan income / (costs)	1	567	(57)	(42)	(60)	(146)	(305)	(27)	(28)	(37)	(148)	(240)
General corporate expenses	(33)	(23)	(1)	(10)	(13)	(56)	(80)	(14)	(16)	(18)	(18)	(66)
Operating income	$809	$1,398	$741	$911	$757	$261	$2,670	$750	$841	$729	$508	$2,828

	2013 Quarters		2012 Quarters				2012	2011 Quarters				2011
	First	Second	First	Second	Third	Fourth	Full Year	First	Second	Third	Fourth	Full Year
Restructuring Program costs[1]:
Beverages	$22	$10	$6	$11	$24	$22	$63	$—	$—	$—	$—	$—
Cheese	34	29	19	26	11	42	98	—	—	—	—	—
Refrigerated Meals	15	11	6	5	6	13	30	—	—	—	—	—
Meals & Desserts	13	7	6	5	5	8	24	—	—	—	—	—
Enhancers & Snack Nuts	10	7	7	5	5	8	25	—	—	—	—	—
Canada	4	2	1	7	—	6	14	—	—	—	—	—
Other Businesses	8	6	10	2	3	3	18	—	—	—	—	—
Corporate expenses	13	10	—	—	—	31	31	—	—	—	—	—
Restructuring Program costs	$119	$82	$55	$61	$54	$133	$303	$—	$—	$—	$—	$—

Asset impairment and exit costs	$62	$22	$38	$38	$26	$39	$141	$—	$—	$—	$—	$—
Cost of sales	24	26	16	20	3	58	97	—	—	—	—	—
Selling, general and administrative expenses	33	34	1	3	25	36	65	—	—	—	—	—
Restructuring Program costs	$119	$82	$55	$61	$54	$133	$303	$—	$—	$—	$—	$—

1Restructuring Program costs consist of restructuring costs, implementation costs, and transition costs associated with our spin-off from Mondelēz International, Inc. These costs are included in operating income on the previous page.